                                                                    Exhibit 3(c)
                                                                    ------------


                                    BY-LAWS

                                      of

                               THE RIVAL COMPANY
                           (A Delaware Corporation)


                                   ARTICLE I

                                    Offices
                                    -------

     Section 1. Registered Office. The registered office of the corporation shall be located at such place in the State of Delaware as the Board of Directors may from time to time authorize by duly adopted resolution.

     Section 2. Other Offices. The corporation may also have offices at such other places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or the business of the corporation may require.


                                  ARTICLE II

                                 Stockholders
                                 ------------

     Section 1. Place of Meetings. Meetings of stockholders shall be held at such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of meeting.

     Section 2. Annual Meetings. Annual meetings of stockholders shall be held once each year on such date and at such time as shall be designated from time to time by the Board of Directors. At each annual meeting the stockholders shall elect a Board of Directors and transact such other business as may be properly brought before the meeting.

     Section 3. Special Meetings. Special meetings of the stockholders may be called only by the Board of Directors.

     Section 4. Notice of Meetings. Except as otherwise provided by law or in the certificate of incorporation, written notice of each meeting of the stockholders stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten or more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the Board of Directors, the President or the Secretary, to each stockholder of record entitled to vote at such meeting. If mailed, notice of a stockholders' meeting shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the corporation.

     Section 5. List of Stockholders. At least ten (10) days before each meeting of stockholders, the Secretary shall prepare a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting or, if not so specified, at the place where the meeting is to be held. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any stockholder during the whole time of the meeting.

     Section 6. Quorum; Adjournment of Meetings. Except as otherwise provided by law or in the certificate of incorporation, the holders of a majority of the stock issued and outstanding and entitled to vote at a meeting of stockholders, present in person or represented by proxy, shall constitute a quorum at such meeting for the transaction of business. If, however, such quorum shall not be present or represented at any such meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting to another time and place, without notice other than announcement at the meeting of such other time and place. At the adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 7. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three
(3) years from its date, unless the proxy provides for a longer period, and then only within the period specified.

     Section 8. Voting. Except as otherwise provided by law or in the certificate of incorporation, every registered owner of shares entitled to vote at any meeting of the stockholders shall

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have one vote for each such share standing in his or her name on the books of the corporation. Except as otherwise required by law or in the certificate of incorporation, all matters, other than the election of directors, brought before any meeting of the stockholders shall be decided by a vote of the holders of a majority of the voting power of the issued and outstanding shares of stock of the corporation present in person or by proxy at such meeting and voting thereon.

     Section 9. Inspectors of Election. The Board of Directors, the Chairman of the Board or the President shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof, and may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of such inspector's duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. At the meeting, the inspector or inspectors shall: (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (e) certify the determination of the number of shares represented at the meeting, and the count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist them in the performance of their duties. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Delaware Court of Chancery upon application by a stockholder shall determine otherwise.

     Section 10. Organization. The Chairman of the Board or, in his absence, the President shall preside at all meetings of the stockholders. In the absence of both the Chairman of the Board and the President, a majority of the members of the Board of Directors present in person at such meeting may appoint any officer or director to act as Chairman of the meeting. The Secretary of the corporation shall act as secretary of all meetings of the stockholders. In the absence of the Secretary, the chairman of the meeting shall appoint any other person to act as secretary of the meeting.

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     Section 11.  Order of Business. All meetings of stockholders shall be conducted in accordance with such rules as are prescribed by the chairman of the meeting. The order of business at all meetings of the stockholders shall be determined by the chairman of the meeting.

     Section 12.  Action By Written Consent

     (a) Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

     (b) In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded, to the attention of the Secretary of the corporation. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior

                                      -4-
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action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

     (c) In the event of the delivery to the corporation of a written consent or consents purporting to authorize or take corporate action and/or any related revocation or revocations, the Secretary of the corporation shall provide for the safekeeping of such consents and revocations and shall as soon as practicable thereafter conduct such reasonable investigation as the Secretary deems necessary or appropriate for the purpose of ascertaining the validity of such consents and revocations and all matters incident thereto, including, without limitation, whether the holders of shares having the requisite voting power to authorize or take the action specified in the consents have given consents. Alternatively, the Board of Directors in its sole discretion may appoint one or more inspectors of elections to conduct such investigation.

     (d) Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated written consent received in the manner provided in Section 12(b), a written consent or consents signed by a sufficient number of holders to take such action are delivered to the corporation in the manner provided in
Section 12(b).

     Section 13. Advance Notice of Stockholder Nominations and Stockholder Proposals.

     (a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the corporation at any meeting of stockholders at which directors are to be elected. Nominations of persons for election to the Board of Directors may be made at any such meeting of stockholders (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any stockholder of record of the corporation who is entitled to vote in the election of directors at such meeting and who complies with the notice procedures set forth in Section 13(b).

     (b) If a stockholder proposes to nominate one or more candidates for election as directors at a meeting of stockholders at which directors are to be elected, the stockholder must give timely notice thereof in proper written form to the Secretary of the corporation, in addition to complying with any other applicable

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requirements. To be timely, the stockholder's notice must be delivered to the
Secretary at the principal executive offices of the corporation not less than sixty (60) days prior to the date scheduled for such meeting; provided, however, that if notice or public announcement of the scheduled date of the meeting is not given or made at least seventy (70) days prior to the date scheduled for the meeting, such stockholder's notice must be so delivered to the Secretary not more than ten (10) days following the day on which such notice of meeting was mailed or such public announcement was made, whichever is earlier. In no event shall the postponement, deferral or adjournment of a stockholders' meeting commence a new time period for the giving of notice by a stockholder as described above. For purposes of this Section, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

          To be in proper written form, a stockholder's notice to the Secretary must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person,
(C) the class and number of shares of capital stock of the corporation that are owned beneficially and owned of record by the person and (D) any other information concerning the person that would be required to be disclosed in a proxy statement or other filings in connection with the solicitation of proxies for the election of such person as a director under Section 14 of the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice (A) the name and address, as they appear on the corporation's books, of such stockholder, (B) the name and address of the beneficial owner, if any, on whose behalf the nomination(s) are made, (C) the class and number of shares of capital stock of the corporation that are owned beneficially and owned of record by such stockholder and any such beneficial owner, (D) a description of all arrangements or understandings between such stockholder or beneficial owner and each proposed nominee or any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder and (E) any other information relating to such stockholder or beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be

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accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

     (c) No business may be transacted at an annual meeting of stockholders, other than business that is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) otherwise properly brought before the annual meeting by any stockholder of record of the corporation who is entitled to vote at such meeting and who complies with the notice procedures set forth in Section 13(d). Any business to be brought before the annual meeting by any stockholder must also be a proper matter for stockholder action.

     (d) If a stockholder proposes to bring business before an annual meeting of stockholders, the stockholder must give timely notice thereof in proper written form to the Secretary of the corporation, in addition to complying with any other applicable requirements. To be timely, a stockholder's notice must be delivered to the Secretary at the principal executive offices of the corporation within the period specified in Section 13(b) hereof. In no event shall the postponement, deferral or adjournment of a stockholders' meeting commence a new time period for the giving of notice by a stockholder.

          To be in proper written form, a stockholder's notice to the Secretary must set forth (i) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation's books, of such stockholder, (iii) the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iv) the class and number of shares of capital stock of the corporation that are owned beneficially and owned of record by such stockholder and any such beneficial owner, (v) a description of all arrangements or understandings between such stockholder or beneficial owner and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (vi) a description of any material financial or other interest of such stockholder or beneficial owner in such proposal and (vii) any other information that would be required to be disclosed in a proxy statement soliciting proxies for approval of the proposal pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

     (e) The Board of Directors, or a designated committee thereof, may reject any stockholder's nomination or stockholder's

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proposal which is not timely made in accordance with the provisions of this
Section 13. If the Board of Directors, or a designated committee thereof, determines that the information provided in a stockholder's notice does not comply with the requirements of this Section 13 in any material respect, the Secretary of the corporation shall notify the stockholder of the deficiency. The stockholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within five (5) days from the date such deficiency notice is given to the stockholder, or such shorter time as may reasonably be deemed appropriate by the Board or committee. If the deficiency is not cured within such period, or if the Board of Directors or such committee determines that the additional information provided by the stockholder, together with the information previously provided, does not satisfy the requirements of this Section 13 in any material respect, then the Board of Directors or committee may reject such stockholder's notice.

     (f) Notwithstanding the procedures set forth is Section 13(e) hereof, if the Board of Directors or any committee thereof does not make a determination as to whether a stockholder's notice complies with the provisions of this Section 13, the chairman of the meeting shall make the determination and declare at the meeting whether the stockholder has so complied. If the chairman determines that the stockholder has not so complied, then unless the chairman in his or her sole and absolute discretion waives such noncompliance, the chairman shall declare at the meeting that the stockholder's nomination or proposal was not properly made and the defective nomination or stockholder proposal shall be disregarded.


                                  ARTICLE III

                              Board of Directors
                              ------------------

     Section 1. Number and Election. The number of directors which shall constitute the Board of Directors shall be determined from time to time by resolution of the Board of Directors, provided that no reduction by the Board of Directors in the number of directors shall affect the term of any incumbent director. The directors shall be elected at the annual meeting of stockholders, except as provided in Article III, Section 2 hereof, and each director elected shall hold office until his or her successor is elected and has qualified or until his or her earlier death, resignation or removal.

     Section 2. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in

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office, although less than a quorum, or by a sole remaining director. Any director so chosen to fill any such vacancy or newly created directorship shall hold office until the next election of directors and until his or her successor is elected and has qualified, or until his or her earlier death, resignation or removal.

     Section 3. First Meeting of Each Board. The first meeting of each newly elected Board of Directors, of which no notice shall be necessary, shall be held immediately following the annual meeting of stockholders or any adjournment thereof at the place where the annual meeting of stockholders was held, or at such other place as a majority of the members of the newly elected Board who are then present shall determine, for the election or appointment of officers for the ensuing year and the transaction of such other business as may be brought before such meeting. In the event the meeting is not held at that time and place, such first meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver of notice signed by all of the directors.

     Section 4. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times and places as the Board of Directors may from time to time determine.

     Section 5. Special Meetings. Special meetings of the Board of Directors may be called by order of the Chairman of the Board, the President or any two directors. Notice of the time and place of each special meeting shall be given by or at the direction of the person or persons calling the meeting as hereinafter provided. Notice of the meeting shall be mailed to each director, addressed to such director at his or her residence or usual place of business, at least three days before the meeting, or shall be sent to him or her at such place by telegraph, telecopy or facsimile transmission or be delivered personally or by telephone at least twenty-four hours before the meeting. The notice shall state the date, time and place of the meeting but need not state the purpose thereof, except as otherwise expressly provided in these By-laws.

     Section 6. Waiver of Notice. A written waiver of notice, signed by the director entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of any regular or special meeting need be specified in any written waiver of notice unless so required by law or in the certificate of incorporation. Attendance of a director at any meeting, whether regular or special, shall constitute a waiver of notice of such meeting except where a director attends a meeting for the express

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purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

     Section 7. Quorum; Voting. A majority of the directors then in office (but in no event less than one-third of the total number of directors) shall constitute a quorum for the transaction of business, but less than a quorum may adjourn any meeting to another time or place from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without notice other than announcement at the meeting of such other time and place. Except as otherwise required by law or in the certificate of incorporation, all matters coming before any meeting of the Board of Directors at which there is a quorum shall be decided by the vote of a majority of the directors present at the meeting.

     Section 8. Organization. Every meeting of the Board of Directors shall be presided over by the Chairman of the Board, or, in his absence, the President. In the absence of the Chairman of the Board and the President, a presiding officer shall be chosen by a majority of the directors present. The Secretary of the corporation shall act as Secretary of the meeting, but, in the Secretary's absence, the presiding officer may appoint any person to act as secretary of the meeting.

     Section 9. Committees of Directors. The Board of Directors may by resolution or resolutions adopted by a majority of the whole Board of Directors designate one or more directors to constitute an executive committee, finance committee or such other committee or committees as the Board of Directors may from time to time deem advisable. Except to the extent restricted by law, any said committee shall have and may exercise all of the authority of the Board of Directors in the management of the corporation to the extent provided in said resolutions. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. All committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

     Section 10. Telephone Meetings. Members of the Board of Directors or any committee thereof may participate in meetings by means of conference telephone or similar communications equipment

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whereby all participants can hear each other and such participation shall constitute presence in person at the meeting.

     Section 11. Presumption of Assent. A member of the Board of Directors or any committee thereof who is present at a meeting of the Board or such committee, as the case may be, at which action on any matter is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention shall be entered in the minutes of the meeting or unless he or she shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation within ten days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director or committee member who voted in favor of such action.

     Section 12. Action by Consent. Except as provided in the certificate of incorporation, any action which is required or permitted to be taken at a meeting of the directors or of any committee thereof may be taken without a meeting if consents in writing, setting forth the action so taken, are signed by all members of the Board or of the committee, as the case may be. Such consents shall have the same force and effect as a unanimous vote at a meeting duly held. The Secretary shall file such consents with the minutes of the meetings of the Board of Directors or the committee, as the case may be.

     Section 13. Removal. At a meeting called expressly for that purpose, the entire Board of Directors or any member thereof may be removed, with or without cause, by the vote of the holders of a majority of the shares then entitled to vote at an election of directors. Directors may be removed with cause by a majority of the whole Board of Directors at a special meeting of the Board of Directors, provided that notice of such meeting, unless waived, shall state the purpose as well as the time and place of the meeting.

     Section 14. Resignations. Any director of the corporation may resign at any time by giving written notice of his or her resignation to the Chairman of the Board or the President and to the Secretary of the corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 15. Compensation of Directors. Unless otherwise restricted by law or by the certificate of incorporation, the Board of Directors shall have the authority to fix the compensation, if

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any, of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors or any committee. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be paid like compensation for attending committee meetings.


                                  ARTICLE IV

                                   Officers
                                   --------

     Section 1. General. The Board of Directors shall elect the officers of the corporation, which shall include a President, a Secretary and a Treasurer and such other or additional officers (including, without limitation, a Chairman of the Board, one or more Vice-Chairmen of the Board, Vice-Presidents, Assistant Vice-Presidents, Assistant Secretaries and Assistant Treasurers) as the Board of Directors may designate.

     Section 2. Term of Office; Removal and Vacancy. Each officer shall hold office until his or her successor is elected and has qualified or until his or her earlier death, resignation or removal. Any officer or agent shall be subject to removal with or without cause at any time by the Board of Directors. Any removal shall be without prejudice to the contractual rights, if any, of the person so removed. Vacancies in any office, whether occurring by death, resignation, removal or otherwise, may be filled by the Board of Directors.

     Section 3. Powers and Duties. Each of the officers of the corporation shall, unless otherwise ordered by the Board of Directors, have such powers and duties as generally pertain to his or her respective office as well as such powers and duties as from time to time may be conferred upon him or her by the Board of Directors. Unless otherwise ordered by the Board of Directors after the adoption of these By-Laws, the President shall be the chief executive officer of the corporation.

     Section 4. Power to Vote Securities. Unless otherwise ordered by the Board of Directors, the Chairman of the Board and the President each shall have full power and authority on behalf of the corporation to attend and to vote at any meeting of stockholders of any corporation in which this corporation may hold securities, and may exercise on behalf of this corporation any and all of the rights and powers incident to the ownership of such securities at any such meeting and shall have power and authority to execute and deliver proxies, waivers and consents on behalf of the corporation in connection with the exercise by the corporation of the rights

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and powers incident to the ownership of such securities. The Board of Directors, from time to time, may confer like powers upon any other person or persons.


                                   ARTICLE V

                                 Capital Stock
                                 -------------

     Section 1. Certificates of Stock. Certificates for stock of the corporation shall be in such form as the Board of Directors may from time to time prescribe and shall be signed by the Chairman of the Board or a Vice Chairman of the Board or the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

     Section 2. Transfer of Stock. Shares of capital stock of the corporation shall be transferable on the books of the corporation only by the holder of record thereof, in person or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, and with such proof of the authenticity of the signature and of authority to transfer, and of payment of transfer taxes, as the corporation or its agents may require.

     Section 3. Ownership of Stock. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the owner thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

     Section 4. Fixing the Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix in advance a record date, which shall not be more

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than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.


                                  ARTICLE VI

                                 Miscellaneous
                                 -------------

     Section 1. Corporate Seal. The seal of the corporation shall be circular in form and shall contain the name of the corporation and the year and state of incorporation.

     Section 2. Fiscal Year. The Board of Directors shall have power to fix, and from time to time change, the fiscal year of the corporation.

                                 ARTICLE VII

                                 Amendment
                                 ---------

     The Board of Directors shall have the power to make, alter or repeal the By-Laws of the corporation subject to the power of the stockholders to alter or repeal the By-Laws made or altered by the Board of Directors.



                                                   _____________________________
                                                   Secretary




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